040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20160300131-97
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 07/05/2016 12:30 PM
	Entity Number E0299122016-5

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Xiangtian (USA) Air Power Co., Ltd.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: The Corporation Trust Company of Nevada
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 2,000,000,000 — Par value per share: $ $0.001 — Number of shares *without par value:*

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Zhou Deng Hua
Name
Unit 602, Causeway Bay Common Bldg 1, Sugar St. | Causeway Bay | Hong Kong | 999077
Street Address | City | State | Zip Code

2) Jhou Jian
Name
Unit 602, Causeway Bay Common Bldg 1, Sugar St. | Causeway Bay | Hong Kong | 999077
Street Address | City | State | Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

David W. Sass — X (signature)
Name — Incorporator Signature

McLaughlin & Stern, LLP, 260 Madison Avenue | New York | NY | 10016
Address | City | State | Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X (signature) — Kim Wasilewski, Assistant Secretary — 7/5/2016

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number **20170325729-58**
	Filing Date and Time **07/31/2017 9:30 AM**
	Entity Number **E0299122016-5**

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Xiangtian (USA) Air Power Co., Ltd.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 1,100,000,000; Par value per share: $0.001; Number of shares without par value: 0

Article 4. Names and Addresses of the Board of Directors:

2) Name: Zhou Jian
Street Address: Unit 602, Causeway Bay Common Bldg 1, Sugar St.
City: Causeway Bay
State: Hong Kong Zip Code: 999077

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Majority

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer Zhou Deng Hua Chief Executive Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

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